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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-230106

Prospectus Supplement
(To Prospectus dated March 18, 2019)

DANAOS CORPORATION

Common Stock

        This prospectus supplement relates to sales of up to 298,774 shares of common stock of Danaos Corporation which may be made from time to time by or on behalf of the selling stockholders named herein or the selling stockholders' respective donees, pledgees, transferees or other successors in interest.

        This prospectus supplement should be read in conjunction with the prospectus dated March 18, 2019, which accompanies this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supplements and updates the information contained in the prospectus.

        We will not receive any of the proceeds from any sale of common stock by the selling stockholders, or by their respective pledgees, donees, transferees or other successors in interest.

        Our common stock is traded on the New York Stock Exchange under the symbol "DAC." The last reported sale price on March 16, 2020 was $3.27 per share.

        The address of our principal offices is c/o Danaos Shipping Co. Ltd., 14 Akti Kondyli, 185 45 Piraeus, Greece. Our telephone number at such address is 011 30 210 419 6480.

        Investing in our common stock involves risks and uncertainties. Please read "Risk Factors" beginning on page S-1 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 19, 2020.

Prospectus Supplement

SELLING STOCKHOLDERS	S-1
RISK FACTORS	S-1
CAPITALIZATION	S-1
PLAN OF DISTRIBUTION	S-2
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-3
EXPENSES	S-4

Base Prospectus

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares offered hereby. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply the shares offered hereby. Generally, when we refer to the "prospectus," we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

S-i

SELLING STOCKHOLDERS

        The following table sets forth the number of shares of our common stock held by the named selling stockholders as of the date of this prospectus supplement and the maximum number of shares of common stock that may be sold from time to time pursuant to this prospectus supplement by or on behalf of the selling stockholders or the selling stockholders' respective donees, pledgees, transferees or other successors in interest. The following information was provided to us by the selling stockholders as of the date of this prospectus supplement. Information about the selling stockholders may change from time to time. Changes in the information will be set forth in additional prospectus supplements.

Selling Stockholder	Number of Shares Owned Prior to Sales Under This Prospectus	Number of Shares Available for Sales Under this Prospectus		Percentage of Common Stock Owned Before Sales(1)	Number of Shares Owned After Sales(2)	Percentage of Common Stock Owned After Sales(1)(2)
Iraklis Prokopakis	247,637	149,387	(3)	1.0%	98,250	*
Evangelos Chatzis	158,315	149,387	(4)	0.6%	8,928	*

*
Less than 1%.

(1)
Percentage is based upon 24,789,312 shares of our common stock outstanding as of March 1, 2020.

(2)
Assumes all of the shares of common stock available for sale under this prospectus were resold.

(3)
Of these 149,387 shares, 74,694 are restricted shares scheduled to vest on December 31, 2021, subject to satisfaction of the vesting terms. Prior to vesting, these 74,694 shares may not be transferred, assigned, pledged, hypothecated or otherwise disposed of.

(4)
Of these 149,387 shares, 74,694 are restricted shares scheduled to vest on December 31, 2021, subject to satisfaction of the vesting terms. Prior to vesting, these 74,694 shares may not be transferred, assigned, pledged, hypothecated or otherwise disposed of.

        The selling stockholders or the selling stockholders' respective donees, pledgees, transferees or other successors in interest may also resell all or a portion of their common stock in reliance upon Rule 144 or Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or any other available exemption, provided they meet the criteria and conform to the requirements of those rules.

RISK FACTORS

        You should carefully consider the important factors set forth under the heading "Item 3. Key Information—Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the "SEC") on February 27, 2020 and incorporated by reference herein, or the corresponding section in any Annual Report on Form 20-F, and contained in any other reports or in a prospectus supplement to this prospectus, we subsequently file with the SEC, before investing in any securities that may be offered.

CAPITALIZATION

        Our capitalization as of December 31, 2019 is set forth in our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on February 27, 2020, which is incorporated by reference herein. Such capitalization will be updated and superseded by information set forth in a prospectus supplement to this prospectus or in a report on Form 6-K or an Annual Report on Form 20-F subsequently incorporated herein by reference.

 PLAN OF DISTRIBUTION

        The selling stockholders (which term includes any of their respective pledgees, donees, transferees or other successors-in-interest who have received shares from a selling stockholder after the date of this prospectus supplement), may from time to time, sell all or a portion of the shares offered hereby in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to these market prices or at negotiated prices.

        All costs, expenses and fees in connection with the registration of the shares offered by this prospectus supplement, other than those of any counsel for a selling stockholder, will be borne by us. Brokerage costs, if any, attributable to the sale of the selling stockholders' shares will be borne by the applicable selling stockholder.

        The shares being offered by this prospectus supplement may be sold:

  •
  through agents on a best efforts basis,

  •
  to or through one or more underwriters on a firm commitment or best efforts basis,

  •
  through broker-dealers (acting as agent or principal),

  •
  directly to purchasers, or

  •
  through a combination of any such methods of sale.

        From time to time the selling stockholders may pledge their shares under margin provisions of customer agreements with their brokers or under loans, guarantees, credit support agreements, or other arrangements with third parties. Upon a default by such selling stockholder, the broker or such third party may offer and sell any pledged shares from time to time.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents and broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from a selling stockholder or from the purchasers of the securities.

        The selling stockholders and dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If the selling stockholders or such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        If a dealer is used in the sale of the securities, the selling stockholders may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        The selling stockholders may agree to indemnify any agent or dealer that participates in sales of the common stock covered by this prospectus supplement against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the selling stockholders to payments they may be required to make in respect of such liabilities. Some of the agents or dealers, or their affiliates, may engage in transactions with or perform services for us or our subsidiaries.

        Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock covered by this prospectus will be subject to applicable provisions of the U.S. Securities Exchange Act of 1934, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by that person.

        In connection with the sales of the common stock, the selling stockholders may enter into forward sale or hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholders may also sell short the common stock and deliver common stock to close out short positions, or loan or pledge the common stock to broker-dealers or others that, in turn, may sell the common stock.

        The shares of common stock covered by this prospectus supplement may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

        We file annual and other reports with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including any document we file with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any information that we file later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus supplement and will automatically update and supersede the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement.

        This prospectus supplement incorporates by reference the following documents:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on February 27, 2020; and

  •
  our Registration Statement on Form 8-A filed with the SEC on October 2, 2006, and any amendments or reports filed updating that description.

        We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus supplement) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement.

        We will provide, free of charge upon written or oral request, to each person to whom this prospectus supplement is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the "Investors" section of our website at http://www.danaos.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement. Requests for such information should be made to us at the following address:

Danaos Corporation
c/o Danaos Shipping Co. Ltd.
14 Akti Kondyli
185 45 Piraeus, Greece
Telephone No.: + 30 210 419 6401
Fax No.: + 30 210 419 6489
Attention: Chief Financial Officer

        You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

EXPENSES

        The following are the expenses incurred by us in connection with registering the shares of common stock that may be sold by the selling stockholders under this prospectus supplement.

Printing and Engraving Expenses	$2,500
Legal Fees and Expenses	$5,000
NYSE Listing Fees	$2,500
Accountants' Fees and Expenses	$5,000
Transfer Agent and Registrar Fees and Expenses	$5,000
Miscellaneous Costs	$5,000

Total	$25,000

PROSPECTUS

$300,000,000

Danaos Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Depositary Shares

COMMON STOCK OFFERED
BY THE SELLING STOCKHOLDERS

        Through this prospectus, we may offer common stock, preferred stock, debt securities, warrants, rights, units and depositary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

        In addition, selling stockholders or their pledgees, donees, transferees or other successors in interest, who will be named in a prospectus supplement, may offer and sell from time to time up to 4,182,832 shares of common stock using this prospectus and any prospectus supplement. We will not receive any of the proceeds from any sale of common stock by the selling stockholders, or by their respective pledgees, donees, transferees or other successors in interest.

        The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "DAC".

        Our principal executive offices are located at c/o Danaos Shipping Company Limited, 14 Akti Kondyli, 185 45 Piraeus, Greece. Our telephone number at such address is +30 210 419 6480.

        Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled "Risk Factors" on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2019.

i

FORWARD-LOOKING STATEMENTS

        All statements in this prospectus (and in the documents incorporated by reference herein) that are not statements of historical fact are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as "forward-looking statements". In some cases, predictive, future-tense or forward-looking words such as "believe", "intend", "anticipate", "estimate", "project", "forecast", "plan", "potential", "may", "should", "could" and "expect" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission (the "SEC"), other information sent to our security holders, and other written materials. We caution that these and other forward- looking statements included in this prospectus (and as of the date of the documents incorporated by reference herein) represent our estimates and assumptions as of the date of this prospectus (and in the documents incorporated by reference herein) or the date on which such oral or written statements are made, as applicable, about factors that are beyond our ability to control or predict, and are not intended to give any assurance as to future results.

        Factors that might cause future results to differ include, but are not limited to, the following:

  •
  future operating or financial results;

  •
  pending acquisitions and dispositions, business strategies and expected capital spending;

  •
  operating expenses, availability of crew, number of off-hire days, drydocking requirements and insurance costs;

  •
  general market conditions and shipping market trends, including charter rates, vessel values and factors affecting supply and demand;

  •
  our ability to comply with the terms of the agreements entered into in connection with our debt refinancing consummated on August 10, 2018 (the "2018 Refinancing");

  •
  our financial condition and liquidity, including our ability to comply with covenants in our financing arrangements and to service or refinance our outstanding indebtedness;

  •
  performance by our charterers of their obligations;

  •
  the availability of ships to purchase, the time that it may take to construct new ships, or the useful lives of our ships;

  •
  our ability to obtain financing in the future to fund acquisitions and other general corporate activities;

  •
  our continued ability to enter into multi-year, fixed-rate period charters with our customers;

  •
  our ability to leverage to our advantage our manager's relationships and reputation in the containership shipping sector of the international shipping industry;

  •
  changes in governmental rules and regulations or actions taken by regulatory authorities;

  •
  potential liability from future litigation; and

  •
  other factors discussed in "Risk Factors" in this prospectus.

        We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

        Unless we otherwise specify, when used in this prospectus the terms "Danaos", the "Company", "we", "our", "us" or similar terms refer to Danaos Corporation and its subsidiaries and/or any one of them. We use the term "twenty-foot equivalent unit" or "TEU", the international standard measure of containers, in describing the capacity of our containerships.

 THE COMPANY

        We are an international owner of containerships, chartering our vessels to many of the world's largest liner companies. As of February 28, 2019, we had a fleet of 55 containerships aggregating 327,616 TEUs, making us among the largest containership charter owners in the world, based on total TEU capacity. Gemini Shipholdings Corporation ("Gemini"), in which we have a 49% minority equity interest, had a fleet of four containerships of 23,998 TEU aggregate capacity as of February 28, 2019. Our strategy is to charter our containerships principally under multi-year, fixed-rate period charters to a diverse group of liner companies, including many of the largest companies globally, as measured by TEU capacity.

        Danaos Corporation, formerly Danaos Holdings Limited, was formed on December 7, 1998 under the laws of Liberia. We operate through a number of wholly-owned subsidiaries which own the vessels in our fleet. Danaos Holdings Limited was redomiciled in the Marshall Islands on October 7, 2005. In connection with the redomiciliation, the Company changed its name to Danaos Corporation. Our principal executive offices are c/o Danaos Shipping Co. Ltd., Athens Branch, 14 Akti Kondyli, 185 45 Piraeus, Greece. Our telephone number at that address is +30 210 419 6480. Our website is http://www.danaos.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely as an inactive textual reference.

        Additional information about the Company and its subsidiaries is included in documents incorporated by reference in this prospectus. See "Incorporation of Certain Information by Reference".

 RISK FACTORS

        Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading "Risk Factors" in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the section entitled "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference".

        Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or risks that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $300,000,000 of any combination of the securities described in this prospectus and the selling stockholders may sell up to 4,182,832 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information".

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, but we are required to furnish certain proxy statements to stockholders under NYSE rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

        This prospectus incorporates by reference the following documents:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 5, 2019;

  •
  our Registration Statement on Form 8-A filed with the SEC on October 2, 2006, as amended from time to time.

        We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial registration statement filing and prior to the effectiveness of the registration statement and after the date of this prospectus (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

        We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the "Investors" section of our website at www.danaos.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:

Danaos Corporation
c/o Danaos Shipping Co. Ltd.
14 Akti Kondyli
185 45 Piraeus, Greece
Telephone No.: + 30 210 419 6401
Fax No.: + 30 210 419 6489
Attention: Chief Financial Officer

        You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

USE OF PROCEEDS

        Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

  •
  the acquisition of new vessels;

  •
  additions to working capital; and

  •
  the repayment of indebtedness.

        We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and new vessel acquisitions.

        We will not receive any of the proceeds from any sale of common stock by the selling stockholders, or by their respective pledgees, donees, transferees or other successors in interest.

CAPITALIZATION

        Our capitalization will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

Authorized Capital

        Under our articles of incorporation, our authorized capital stock consists of 750,000,000 shares of common stock, $0.01 par value per share, of which, as of February 28, 2019, 213,324,455 shares were issued and outstanding and fully paid, and 100,000,000 shares of blank check preferred stock, $0.01 par value per share, of which, as of February 28, 2019, no shares were issued and outstanding.

  Common Stock

        Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of shares of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

  Blank Check Preferred Stock

        Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 100,000,000 shares of blank check preferred stock.

Articles of Incorporation and Bylaws

        Our purpose is to engage in any lawful act or activity relating to the business of chartering, rechartering or operating containerships, dry bulk carriers or other vessels or any other lawful act or activity customarily conducted in conjunction with shipping, and any other lawful act or activity approved by the board of directors. Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

        Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the board of directors. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

  Directors

        Our directors are elected by a plurality of the votes cast at each annual meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting. The Stockholders Agreement entered into in connection with the 2018 Refinancing, described below under "—Stockholders Agreement", contains certain provisions relating to the composition of our Board of Directors.

        The board of directors may change the number of directors to not less than two, nor more than 15, by a vote of a majority of the entire board, subject to the terms of the Stockholders Agreement described below under "—Stockholders Agreement". Each director shall be elected to serve until the third succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, except in the event of death, resignation or removal. A vacancy on the board created by death, resignation, removal (which may only be for cause), or failure of the stockholders to elect the entire class of directors to be elected at any election of directors or for any other reason, may be filled only by an affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, at any special meeting called for that purpose or at any regular meeting of the board of directors. The board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors for attendance at any meeting or for services rendered to us.

  Dissenters' Rights of Appraisal and Payment

        Under the Marshall Islands Business Corporations Act, or the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and to receive payment of the fair value of their shares. However, the right of a dissenting stockholder under the BCA to receive payment of the fair value of such stockholder's shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of the stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting stockholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation. In the event of any further amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of The Marshall Islands in which our Marshall Islands office is situated or in any appropriate jurisdiction outside the Marshall Islands in which our shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

  Stockholders' Derivative Actions

        Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

  Supermajority Stockholder Approval

        At the Company's 2018 annual meeting of stockholders on July 20, 2018, the Company's stockholders approved and adopted an amendment to the Company's Restated Articles of Incorporation to require supermajority stockholder approval to take certain actions, which amendment was filed with the Marshall Islands registrar of corporations and became effective on August 10, 2018. Specifically, the amendment provides that, prior to the earlier to occur of (1) the fifth (5th) anniversary of the effective date of such amendment and (2) (x) the Company's lenders having the opportunity to register the common stock received by such lenders in the 2018 Refinancing pursuant to a shelf registration statement that has been declared effective by the SEC and (y) the consummation of sales of common stock with aggregate net proceeds to the Company of at least $50.0 million following the August 10, 2018 closing date (the "2018 Refinancing Closing Date") of the 2018 Refinancing, the Company may not take any of the following actions without an affirmative vote by the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of capital stock entitled to vote generally for the election of directors, at any annual meeting or at any special meeting: (i) amending the Company's Restated Articles of Incorporation or the bylaws in a manner that adversely affects the rights of the holders of the common stock; (ii) consummating any merger, consolidation, spin-off or sale of all or substantially all of the assets of the Company or the Company and its subsidiaries, taken as a whole; (iii) delisting the common stock such that the common stock is not listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors); (iv) deregistering the common stock under Section 12 of the Exchange Act; or (v) substantially changing the nature of the Company's business from the ownership, operation and management of maritime shipping assets.

Anti-takeover Provisions of our Charter Documents

        Several provisions of our restated articles of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

  Blank Check Preferred Stock

        Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 100,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

  Classified Board of Directors

        Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

  Election and Removal of Directors

        Our articles of incorporation and bylaws prohibit cumulative voting in the election of directors. Our bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our bylaws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

  Calling of Special Meetings of Stockholders

        Our bylaws provide that special meetings of our stockholders may be called by our board of directors.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

        Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year's annual meeting. If, however, the date of our annual meeting is more than 30 days before or 30 days after the first anniversary date of the previous year's annual meeting, a stockholder's notice must be received at our principal executive offices by the later of (i) the close of business on the 90th day prior to such annual meeting date or (ii) the close of business on the tenth day following the date on which such annual meeting date is first publicly announced or disclosed by us. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or to make nominations for directors at an annual meeting of stockholders.

  Business Combinations

        Although the BCA does not contain specific provisions regarding "business combinations" between companies organized under the laws of the Marshall Islands and "interested stockholders," we have included these provisions in our articles of incorporation. Specifically, our restated articles of incorporation prohibit us from engaging in a "business combination" with certain persons for three years following the date the person becomes an interested stockholder. Interested stockholders generally include:

  •
  any person who is the beneficial owner of 15% or more of our outstanding voting stock; or

  •
  any person who is our affiliate or associate and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person's status as an interested stockholder is determined, and the affiliates and associates of such person.

        Subject to certain exceptions, a business combination includes, among other things:

  •
  certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or of any subsidiary of ours having an aggregate market value equal to 10% or more of either the aggregate market value of all our assets, determined on a consolidated basis, or the aggregate value of all our outstanding stock;

  •
  certain transactions that result in the issuance or transfer by us of any stock of the Company or any direct or indirect majority-owned subsidiary of the Company to the interested stockholder;

  •
  any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested stockholder or any affiliate or associate of the interested stockholder; and

  •
  any receipt by the interested stockholder of the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

        These provisions of our articles of incorporation do not apply to a business combination if:

  •
  before a person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

  •
  at or following the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder;

  •
  the stockholder was or became an interested stockholder prior to our initial public offering;

  •
  a stockholder became an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between our company and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

  •
  the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our articles of incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

  i.
  a merger or consolidation of our company (except for a merger in respect of which, pursuant to the BCA, no vote of the stockholders of our company is required);

  ii.
  a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of our company or of any direct or indirect majority-owned subsidiary of our company (other than to any direct or indirect wholly-owned subsidiary or to our company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of our company determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

  iii.
  a proposed tender or exchange offer for 50% or more of our outstanding voting stock.

Stockholder Rights Plan

        The rights issued pursuant to a stockholder rights agreement, dated as of September 18, 2006, as amended from time to time thereafter, between us and American Stock Transfer & Trust Company, LLC, as rights agent, expired on December 17, 2018. Accordingly, our shares of common stock no longer include a right entitling the holder, upon the occurrence of a triggering event, to purchase from us a unit consisting of one-thousandth of a share of our Series A participating preferred stock.

Stockholders Agreement

        The Company entered into a Stockholders Agreement (the "Stockholders Agreement") with those lenders that received shares of common stock in connection with the 2018 Refinancing and Danaos Investment Limited as trustee of the 883 Trust ("DIL"), as described below.

  •
  Board of Directors.  The Stockholders Agreement provides that our board of directors is required to consist of up to nine directors and that a majority of the board be "independent" under NYSE rules.

  •
  Tag-Along Rights.  The Stockholders Agreement provides for "tag-along" rights until (i) such time as all of the stockholders party to the Stockholders Agreement have had the opportunity to register their shares on an effective shelf registration statement filed with the SEC and (ii) the completion of a registered offering of common stock resulting in net proceeds to us of at least $50 million following the 2018 Refinancing Closing Date. Such tag-along rights provide, subject to certain exceptions described in the Stockholders Agreement, that upon a sale by DIL or its affiliates of common stock resulting in another person or its affiliates (other than stockholders party to the Stockholders Agreement) holding more than 15% of our issued and outstanding common stock or resulting in DIL and its affiliates holding less than 20% of our issued and outstanding common stock, each stockholder party to the Stockholders Agreement has the right to require the proposed purchaser to purchase from it the number of shares of common stock requested to be included by such stockholder in the sale, on a pro rata basis, at a price equal to and on terms and conditions no worse than the highest price paid and most favorable terms agreed to by that proposed purchaser in the previous 12 months.

  •
  Purchases of Common Stock by DIL.  The Stockholders Agreement provides that in the event DIL or any of its affiliates makes any offer to purchase any common stock from any stockholder party to the Stockholders Agreement (other than DIL or its affiliates, or offers made to all stockholders), DIL or such affiliate must also offer to purchase, on the same terms, the common stock owned by each stockholder party to the Stockholders Agreement, on a pro rata basis based on the ownership of common stock of stockholders exercising this right.

  •
  Dividend Reinvestment Commitment by DIL.  The Stockholders Agreement includes an undertaking by DIL that, until the earlier of the repayment or refinancing in full of the new credit facilities and June 30, 2024, it will, within six months of receipt of dividend payments from us, either (i) reinvest 50% of all such cash dividends in the manner described below, or (ii) place such amount into escrow to be released only for the purpose of such reinvestments or to DIL at the repayment or refinancing in full of all our new credit facilities. Such reinvestments will be made by way of a subscription for common stock in a public offering by us at the price offered to the public in such offering (as determined by a committee of our board of directors comprising solely of disinterested independent directors) or, if there is no such public offering during that six (6) month period, in a private placement at a price no less than the volume weighted average trading price of our common stock on the NYSE over the consecutive thirty (30) trading day period prior to one business day prior to the closing of such private placement which price may be decreased by a committee of the Board of Directors of the Company comprised solely of disinterested independent directors for so long as such price is at least equal to (or greater than) the implied net asset value per share of the Company upon consummation of the private placement. The shares so issued will benefit from registration rights under the Registration Rights Agreement, described below, subject to certain limitations.

  •
  Right to Participate in Certain Equity Offerings.  Our lenders receiving shares of common stock in connection with the 2018 Refinancing, as well as DIL, have the right to participate as a purchaser in any primary offering of shares by us, unless such holder is selling concurrently with such offering, on a pro rata basis based on the respective holder's percentage share ownership of common stock at the time of such offering, subject to customary exceptions, including for share issuances pursuant to equity compensation arrangements or as acquisition consideration.

Registrar and Transfer Agent

        The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

        Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series. The issuance of shares of preferred stock may have the effect of discouraging, delaying or preventing a change of control of us or the removal of our management. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of shares of our common stock.

        The applicable prospectus supplement will describe the following terms of any series of preferred shares in respect of which this prospectus is being delivered:

  •
  the designation of the series;

  •
  the number of shares in the series, which our board of directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of shares then outstanding;

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the dates at which dividends, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

        The description in the applicable prospectus supplement of any preferred stock we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable statement of designation or specimen stock certificate, which will be filed with the SEC if we offer preferred stock. For more information on how you can obtain copies of any statement of designation or specimen stock certificate if we offer preferred stock, see the section entitled "Where You Can Find Additional Information" in this prospectus. We urge you to read the applicable statement of designation, the applicable specimen stock certificate and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that Danaos Corporation may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" to be entered into later between us and a trustee and subordinated debt securities will be issued under a "Subordinated Indenture" to be entered into later between us and a trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures."

        The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

        Debt securities will be direct obligations of Danaos Corporation. Senior debt securities will rank equally with all of Danaos Corporation's other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of Danaos Corporation's present and future senior indebtedness.

        Because Danaos Corporation is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Danaos Corporation may be recognized as a creditor of that subsidiary. Accordingly, Danaos Corporation's obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to Danaos Corporation's assets for payment thereunder.

        The Indentures do not limit the aggregate principal amount of debt securities that Danaos Corporation may issue and provide that Danaos Corporation may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Danaos Corporation may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of the series and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of such debt securities;

  •
  the price or prices at which Danaos Corporation will sell such debt securities;

  •
  the maturity date or dates of such debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the dates on which Danaos Corporation will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  whether the debt securities will be secured or unsecured;

  •
  the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

  •
  if Danaos Corporation possesses the option to do so, the periods within which and the prices at which Danaos Corporation may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  Danaos Corporation's obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Danaos Corporation will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the portion, or methods of determining the portion, of the principal amount of such debt securities which Danaos Corporation must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

  •
  the currency, currencies or currency unit in which Danaos Corporation will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

  •
  any deletions from, modifications of or additions to the Events of Default or Danaos Corporation's covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

  •
  the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

  •
  the terms, if any, upon which the holders may convert or exchange such debt securities into or for Danaos Corporation's common stock, preferred stock or other debt securities;

  •
  whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

  •
  the depositary for global or certificated debt securities;

  •
  any special tax implications of such debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

  •
  any other terms of such debt securities.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of Danaos Corporation's Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

        Under the Subordinated Indenture, "Senior Indebtedness" means all obligations of Danaos Corporation in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on indebtedness of Danaos Corporation for borrowed money;

  •
  all obligations guaranteed by Danaos Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

  •
  all obligations guaranteed by Danaos Corporation evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

  •
  any obligations of Danaos Corporation as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

  •
  all obligations of Danaos Corporation for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  •
  all obligations of Danaos Corporation in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

  •
  all obligations of the types referred to above of other persons for the payment of which Danaos Corporation is responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of Danaos Corporation (whether or not such obligation is assumed by Danaos Corporation).

        Senior Indebtedness does not include:

  •
  indebtedness or monetary obligations to trade creditors created or assumed by Danaos Corporation in the ordinary course of business in connection with the obtaining of materials or services;

  •
  indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

  •
  any indebtedness of Danaos Corporation to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with Danaos Corporation that is a financing vehicle of Danaos Corporation in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by Danaos Corporation) unless otherwise expressly provided in the terms of any such indebtedness.

        Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        Unless otherwise noted in the accompanying prospectus supplement, if Danaos Corporation defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, Danaos Corporation will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occur, Danaos Corporation will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of Danaos Corporation, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by Danaos Corporation for the benefit of creditors; or

  •
  any other marshaling of Danaos Corporation's assets or liabilities.

        In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

        The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

        If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Conversion Rights

        In the case of debt securities that are convertible into other securities, an accompanying prospectus supplement will set forth the terms on which such securities are convertible into shares of common stock, shares of preferred stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our shares of common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our shares of common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

  •
  Danaos Corporation's failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

  •
  Danaos Corporation's failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  Danaos Corporation's failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 60 days after it receives notice of such failure;

  •
  certain defaults with respect to Danaos Corporation's or its subsidiaries' debt in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

        Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

        Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

        No holder of a debt security of any series may institute any action against Danaos Corporation under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

        The terms of the Indentures require that Danaos Corporation furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, Danaos Corporation may discharge or defease its obligations under each Indenture as set forth below.

        Danaos Corporation may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

        If indicated in the applicable prospectus supplement, Danaos Corporation may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Danaos Corporation must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, Danaos Corporation shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. Danaos Corporation may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

        Under the Indentures, Danaos Corporation and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. Danaos Corporation and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

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  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

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  change the currency in which any debt security or any premium or interest is payable;

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  impair the right to institute suit for any payment on or with respect to any debt security;

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

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  reduce the requirements contained in the Indentures for quorum or voting; or

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  modify any of the above provisions.

        If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

        The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive Danaos Corporation's compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Danaos Corporation may designate for such purpose from time to time.

        Notwithstanding the foregoing, at Danaos Corporation's option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Danaos Corporation and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by Danaos Corporation for debt securities of a particular series will be named in the applicable prospectus supplement. Danaos Corporation may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Danaos Corporation will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

        All moneys paid by Danaos Corporation to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Danaos Corporation upon request, and the holder of such debt security thereafter may look only to Danaos Corporation for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies Danaos Corporation that it is unwilling or unable to continue serving as the depositary for the relevant global securities; or

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  DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  Danaos Corporation determines, in its sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by Danaos Corporation under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, in which the price of such warrants will be payable;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the amount of warrants outstanding;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of any material United States Federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section entitled "Where You Can Find Additional Information" in this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

        The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the exercise price for the rights;

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  the number of rights issued to each stockholder;

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  the extent to which the rights are transferable;

  •
  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

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  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the amount of rights outstanding;

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  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

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  the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

        The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

        We may issue units consisting of common stock, preferred stock, warrants, rights, debt securities and depositary shares, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        The applicable prospectus supplement relating to any series of units will describe the terms of the units, including, where applicable, the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement; and

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

        The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer units, see the section entitled "Where You Can Find Additional Information" in this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the "bank depositary." Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

  •
  the material terms of the depositary shares and of the underlying preferred stock;

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  the identity of the bank depositary and the material terms of the depositary agreement;

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  any limitation on the depositary's liability;

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  all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

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  any procedure for voting the deposited securities;

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  any procedure for collecting and distributing dividends;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

  •
  any applicable material United States federal income tax considerations.

        You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in "Where You Can Find Additional Information."

TAX CONSIDERATIONS

        Our most recently filed Annual Report on Form 20-F provides a discussion of the material U.S. federal income tax considerations, Marshall Islands tax considerations and Liberian tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

SELLING STOCKHOLDERS

        This prospectus also covers 4,182,832 shares of common stock which may be sold by or on behalf of selling stockholders or by their pledgees, donees, transferees or other successors in interest, who will be named in a supplement to this prospectus. The 4,182,832 shares of common stock were issued by us pursuant to grants made under our equity compensation plan prior to the initial filing of the registration statement of which this prospectus forms a part. The selling stockholders, including their respective transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the 4,182,832 shares of common stock pursuant to this prospectus, as supplemented.

 PLAN OF DISTRIBUTION

        We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $300,000,000. In addition, selling stockholders or their pledges, donees, transferees or other successors in interest, who will be named in a prospectus supplement to this prospectus, may offer and sell from time to time up to 4,182,832 shares of our common stock. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

        Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

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  on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in privately negotiated transactions;

  •
  in an exchange distribution in accordance with the rules of the applicable exchange;

  •
  as settlement of short sales entered into after the date of the prospectus;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  through broker-dealers, who may act as agents or principals;

  •
  through sales "at the market" to or through a market-maker;

  •
  in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through one or more underwriters on a firm commitment or best-efforts basis;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  in options transactions;

  •
  over the Internet;

  •
  any other method permitted pursuant to applicable law; or

  •
  in any combination of the above.

        In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        In addition, any securities covered by this prospectus may be sold in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us or the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholders or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        In connection with the distribution of the securities covered by this prospectus or otherwise, we, or a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or a selling stockholder. We or a selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or a selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or a selling stockholder may also from time to time pledge securities pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

        In connection with an underwritten offering, we and, if applicable, the selling stockholders, would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We or the selling stockholders may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or the selling stockholders grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

        Pursuant to a requirement by the Financial Industry Regulatory Authority, or "FINRA", if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a "conflict of interest" under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us and selling stockholders, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

        We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

EXPENSES

        The following are the expenses estimated to be incurred by us in connection with a possible offering of the securities registered under this registration statement.

SEC Registration Fee		$36,873
Printing			*
Legal Fees and Expenses			*
Accountants' Fees and Expenses			*
NYSE Fees			*
Miscellaneous Costs			*

Total	$		*

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

        The validity of the securities that may be offered by this prospectus and certain other matters relating to Marshall Islands law will be passed upon for us by Reeder & Simpson P.C. Certain other legal matters relating to United States law will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of

PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

        We are a Marshall Islands corporation and our executive offices are located outside of the United States. A majority of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

Danaos Corporation

Common Stock

P R O S P E C T U S    S U P P L E M E N T
March 19, 2020